EXHIBIT 10.32

CASH AMERICA INTERNATIONAL, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

AMENDED AND RESTATED
EFFECTIVE JANUARY 1, 2003

CASH AMERICA INTERNATIONAL, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Effective as of the 1st day of January, 2003, Cash America International, Inc. (the “Controlling Company”), hereby amends and restates the Cash America International, Inc. Supplemental Executive Retirement Plan as set forth herein (the “Plan”).

BACKGROUND AND PURPOSE

     A.     Goal. The Controlling Company desires to provide certain of its designated key management employees (and those of its affiliated companies that participate in the Plan) with such amounts of deferred compensation as the terms of the Plan may permit and as the Controlling Company may determine.

     B.     Purpose. The purpose of the Plan document is to set forth the terms and conditions pursuant to which these awards of deferred compensation may be made and to describe the nature and extent of the employees’ rights to such amounts.

     C.     Type of Plan. The Plan constitutes an unfunded, nonqualified deferred compensation plan that benefits certain designated employees who are within a select group of key management or highly compensated employees.

STATEMENT OF AGREEMENT

     To amend and restate the Plan with the purposes and goals as hereinabove described, the Controlling Company hereby sets forth the terms and provisions of the Plan as follows:

CASH AMERICA INTERNATIONAL, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Table of Contents

			Page
Article I DEFINITIONS			3
1.1		Account	3
1.2		Active Participant	2
1.3		Administrative Committee	2
1.4		Affiliate	2
1.5		Beneficiary	2
1.6		Board	2
1.7		Change in Control	2
1.8		Code	2
1.9		Company	2
1.10		Compensation	3
1.11		Compensation Committee	3
1.12		Controlling Company	3
1.13		Discretionary Contributions	3
1.14		Effective Date	3
1.15		Eligible Employee	3
1.16		Eligible Participant	3
1.17		ERISA	3
1.18		Financial Hardship	3
1.19		Investment Election	4
1.20		Investment Funds	4
1.21		Participant	4
1.22		Plan	4
1.23		Plan Year	4
1.24		Savings Plan	4
1.25		Supplemental Contributions	4
1.26		Surviving Spouse	4
1.27		Trust or Trust Agreement	4
1.28		Trust Fund	5
1.29		Trustee	5
1.30		Valuation Date	5
1.31		Years of Service	5
Article II ELIGIBILITY AND PARTICIPATION			6
2.1		Initial Eligibility Requirements	6
(a	)	Supplemental Contributions	6
(b	)	Discretionary Contributions	6
2.2		Procedure for Admission	6
2.3		Cessation of Eligibility	6

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ARTICLE I
DEFINITIONS

     For purposes of the Plan, the following terms, when used with an initial capital letter, shall have he meaning set forth below unless a different meaning plainly is required by the context.

     1.1 Account means, with respect to a Participant or Beneficiary, the total dollar amount or value evidenced by the last balance posted and actually credited in accordance with the terms of the Plan to the account record established for such Participant or Beneficiary. As determined by the Administrative Committee, an Account may be subdivided into separate subaccounts.

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     1.2 Active Participant means any Eligible Employee or Eligible Participant, as applicable, who has become a Participant and who has not been removed from active participation in the Plan as described in Section 2.3.

     1.3 Administrative Committee means the administrative committee of the Savings Plan, or such other committee as shall be appointed by the Board, which shall act on behalf of the Controlling Company to administer the Plan, as provided for in Section 8.3.

     1.4 Affiliate means (i) any corporation or other entity that is required to be aggregated with the Controlling Company under Code Sections 414(b), (c), (m) or (o), and (ii) any other entity in which the Controlling Company has an ownership interest and which the Controlling Company designates as an Affiliate for purposes of the Plan.

     1.5 Beneficiary means, with respect to a Participant, the person(s) designated or identified in accordance with Section 5.6 to receive any death benefits that may be payable under the Plan upon the death of the Participant.

     1.6 Board means the Board of Directors of the Controlling Company.

     1.7 Change in Control means with respect to the Controlling Company or any of its Affiliates, one of the following:

               (a) The acquisition by any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), together with affiliates and associates of such person, whether by purchase, tender offer, exchange, reclassification, recapitalization, merger or otherwise, of a sufficient number of shares of the voting securities of the Controlling Company (or any other Affiliate) to first provide such person with 50 percent or more of the combined voting power of the Controlling Company’s (or any other Affiliate’s) then outstanding voting securities, which purchase is not approved by the Board (or the board of directors or other managing body of any other Affiliate);

               (b) The cessation, for any reason during any period of 24 consecutive months, of individuals who at the beginning of such period constitute the Board (or the board of directors or other managing body of any other Affiliate), to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by a majority of the continuing directors then in office; or

               (c) The sale by the Controlling Company (or any other Affiliate), in one transaction or a series of related transactions, whether in liquidation, dissolution or otherwise, of assets or earning power aggregating more than 50 percent of the assets or earning power of the Controlling Company (or any other Affiliate) and its subsidiaries (taken as a whole) to any other entity or entities.

     1.8 Code means the Internal Revenue Code of 1986, as amended.

     1.9 Company means the Controlling Company and any U.S. based Affiliates that adopt the Plan as a participating company.

     1.10 Compensation means, for a Participant for any Plan Year, the total of (i) such Participant’s base salary earned for such Plan Year, plus (ii) the lesser of (A) the amount of his targeted Short Term Incentive Bonus targeted to be paid during such Plan Year, or (B) the actual amount of his Short Term Incentive Bonus paid during such Plan Year; provided, the amount in (ii) shall be deemed earned during the Plan Year in which paid and prorated over each payroll period in such Plan Year.

     1.11 Compensation Committee means the Compensation Committee of the Board.

     1.12 Controlling Company means Cash America International, Inc., a corporation with its principal place of business in Fort Worth, Texas.

     1.13 Discretionary Contributions means the amount (if any) credited to a Participant’s Account pursuant to Section 3.3.

     1.14 Effective Date means January 1, 2003, the date as of which the Plan initially was made effective.

     1.15 Eligible Employee means, for a Plan Year, an employee who is a member of a select group of key management or highly compensated employees, as determined by the Controlling Company in its sole discretion.

     1.16 Eligible Participant means:

               (a) For purposes of providing Supplemental Contributions under Section 3.2 for the Plan Year beginning January 1, 2003, an individual who (A) was an employee of the Company on the Effective Date, and (B) at any time during the Plan Year holds the position of Vice President, Executive Vice President or any more senior position, with the Controlling Company (and is thereby a member of a select group of key management or highly compensated employees of the Controlling Company); provided, such individual shall become an Eligible Participant on the date both criteria are first satisfied during such Plan Year; and

               (b) For purposes of providing Supplemental Contributions under Section 3.2 for any Plan Year beginning on or after January 1, 2004, an individual who at any time during the Plan Year holds the position of Vice President, Executive Vice President, or any more senior position, with the Company (and thereby is a member of a select group of key management or highly compensated employees of the Company); provided, such individual shall be or become an Eligible Participant on the date such criterion is first satisfied during such Plan Year.

     1.17 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

     1.18 Financial Hardship means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of the Participant’s dependent [as defined in Code Section 152(a)], loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Financial Hardship shall be determined by the Administrative Committee on the basis of the facts of each case, including information supplied by the Participant in accordance with uniform guidelines prescribed from time to time by the Administrative Committee; provided, the Participant shall be deemed not to have a Financial Hardship to the extent that such hardship is or may be relieved:

               (a) Through reimbursement or compensation by insurance or otherwise;

               (b) By liquidation of the Participant’s assets, to the extent the liquidation of assets would not itself cause severe financial hardship; or

               (c) By cessation of deferrals under the Plan.

Examples of what are not considered to be unforeseeable emergencies include the need to send a Participant’s child to college or the desire to purchase a home.

     1.19 Investment Election means a written, electronic or other form of election pursuant to which a Participant may elect the Investment Funds in which the amounts credited to his Account shall be deemed to be invested.

     1.20 Investment Funds means the investment funds selected from time to time by the Administrative Committee for purposes of determining the rate of return on amounts deemed invested pursuant to Participants’ elections.

     1.21 Participant means any person who has been admitted to, and has not been removed from, participation in the Plan pursuant to the provisions of Article II.

     1.22 Plan means the Cash America International, Inc. Supplemental Executive Retirement Plan, as contained herein and all amendments hereto. For tax purposes and purposes of Title I of ERISA, the Plan is intended to be an unfunded, nonqualified deferred compensation plan covering certain designated employees who are within a select group of key management or highly compensated employees.

     1.23 Plan Year means the 12-consecutive-month period ending on December 31 of each year.

     1.24 Savings Plan means the Cash America International, Inc. 401(k) Savings Plan.

     1.25 Supplemental Contributions means the amount credited to a Participant’s Account pursuant to Section 3.2.

     1.26 Surviving Spouse means, with respect to a Participant, the person who is treated as married to such Participant under the laws of the state in which the Participant resides. The determination of a Participant’s Surviving Spouse shall be made as of the date of such Participant’s death.

     1.27 Trust or Trust Agreement means the separate agreement or agreements between the Controlling Company and the Trustee governing the Trust Fund, and all amendments thereto.

     1.28 Trust Fund means the total amount of cash and other property held by the Trustee (or any nominee thereof) at any time under the Trust Agreement.

     1.29 Trustee means the party or parties so designated from time to time pursuant to the terms of the Trust Agreement.

     1.30 Valuation Date means each day on which the Trustee operates, and is open to the public, for its business; provided, the value of an Account on a day other than a Valuation Date shall be the value determined as of the immediately preceding Valuation Date.

     1.31 Years of Service means, with respect to a Participant, his total number of years of vesting service as determined under the terms of the Savings Plan.

ARTICLE II
ELIGIBILITY AND PARTICIPATION

     2.1 Initial Eligibility Requirements.

               (a) Supplemental Contributions. For the Plan Year beginning January 1, 2003, each individual who is or at any time during the Plan Year becomes an Eligible Participant, shall become eligible to receive a Supplemental Contribution as of the date such individual becomes an Eligible Participant. For any Plan Year beginning on or after January 1, 2004, each individual who is or at any time during the Plan Year becomes an Eligible Participant, shall be eligible to receive a Supplemental Contribution as of the date such individual becomes (or is hired as) an Eligible Participant.

               (b) Discretionary Contributions. Each individual who is an Eligible Employee as of the Effective Date shall be eligible to receive Discretionary Contributions. Each individual who becomes an Eligible Employee after the Effective Date shall become eligible to receive Discretionary Contributions as of the date that such individual becomes an Eligible Employee.

     2.2 Procedure for Admission.

               Each Eligible Employee and Eligible Participant shall become a Participant by completing such forms and providing such data in a timely manner, as are required by the Administrative Committee as a precondition of participation in the Plan.

     2.3 Cessation of Eligibility.

               Unless otherwise designated by the Controlling Company, in its sole discretion, each Participant who ceases to be an active Eligible Employee or Eligible Participant of the Controlling Company or Company, as applicable, shall cease to be eligible to receive any Discretionary and/or Supplemental Contributions, as applicable, under the Plan for any period following such date. The Controlling Company may, in its sole discretion, remove an employee from active participation in the Plan as of the first day of the following Plan Year (or any other date specified by the Controlling Company), if, as of any day during a Plan Year, he ceases to satisfy the criteria which qualified him as an Eligible Employee or Eligible Participant, as applicable. Even if his active participation in the Plan ends, an employee shall remain an inactive Participant in the Plan until the earlier of (i) the date the full amount of his vested Account (if any) is distributed from the Plan, or (ii) the date he again becomes an Eligible Employee or Eligible Participant and recommences active participation in the Plan. During the period of time that an employee is an inactive Participant in the Plan, his vested Account shall continue to be credited with earnings as provided for in Section 3.5.

ARTICLE III
PARTICIPANTS’ ACCOUNTS AND CREDITING

     3.1 Participants’ Accounts.

               (a) Establishment of Accounts. The Administrative Committee shall establish and maintain an Account on behalf of each Participant. To the extent provided herein, each Account shall be credited with Supplemental and Discretionary Contributions and earnings attributable to such Account, and shall be debited by the amount of all distributions. Each Account of a Participant shall be maintained until the value thereof has been distributed to or on behalf of such Participant or his Beneficiary.

               (b) Nature of Contributions and Accounts. The amounts credited to a Participant’s Account shall be represented solely by bookkeeping entries. Except as provided in Article VII, no monies or other assets shall actually be set aside for such Participant. All payments to a Participant under the Plan shall be made from the general assets of the Company.

               (c) Several Liabilities. The Administrative Committee or the Controlling Company shall allocate the total liability to pay benefits under the Plan among the Company in such manner and amount as the Administrative Committee or the Controlling Company (as applicable) in its sole discretion deems appropriate.

               (d) General Creditors. Any assets which may be acquired by the Company in anticipation of its obligations under the Plan shall be part of the general assets of the Company. The Company’s obligation to pay benefits under the Plan constitutes a mere promise of the Company to pay such benefits, and a Participant or Beneficiary shall be and remain no more than an unsecured, general creditor of the Company.

     3.2 Supplemental Contributions.

               (a) Crediting of Supplemental Contributions. As soon as administratively feasible following the last day of each Plan Year (or such other date as determined by the Controlling Company, in its sole discretion), the Controlling Company may direct the Administrative Committee to credit a Supplemental Contribution to the Account of each Participant who was an Eligible Participant for any period during such Plan Year and is employed by the Company on the last day of such Plan Year (or such other period as determined by the Controlling Company).

               (b) Amount of Supplemental Contributions. The Controlling Company shall determine the amount, if any, of the Supplemental Contribution to be made for each Plan Year for each Eligible Participant, and may determine different amounts for specified Eligible Participants or groups of Eligible Participants. However, the targeted (but non-binding) amount of Supplemental Contribution for each Plan Year shall be determined as a percentage of each Eligible Participant’s Compensation earned during such Plan Year (or the portion thereof) while such Participant was an Eligible Participant, with such targeted percentage determined by the Compensation Committee from time to time. If an Eligible Participant was a Vice President for part of the Plan Year and an Executive Vice President or more senior officer for another part of the Plan Year, the applicable percentage for each group shall be applied to the portion of his

Compensation earned during the portion of the Plan Year he held such position. If a Participant ceases to be an Eligible Participant during the Plan Year but remains employed by the Company on the last day of the Plan Year, the applicable percentage for that person shall be applied to the portion of his Compensation earned during the portion of the Plan Year during which he was an Eligible Participant.

     3.3 Discretionary Contributions.

               At such time or times, in such amount and under such terms, as the Controlling Company, in its sole discretion, may (but is not required to) determine and direct, the Administrative Committee shall credit to the Account of any Eligible Employee a Discretionary Contribution. To the extent any special characteristics are to apply to any Discretionary Contributions, these shall be specified on an exhibit to the Plan and/or in the recitals of the Administrative Committee.

     3.4 Debiting of Distributions.

               As of each Valuation Date, the Administrative Committee shall debit each Participant’s Account for any amount distributed from such Account since the immediately preceding Valuation Date.

     3.5 Crediting of Earnings.

               As of each Valuation Date, the Administrative Committee shall credit to each Participant’s Account the amount of earnings and/or losses applicable thereto for the period since the immediately preceding Valuation Date. Such crediting of earnings and/or losses shall be effected as of each Valuation Date, as follows:

               (a) Rate of Return. The Administrative Committee shall first determine a rate of return for the period since the immediately preceding Valuation Date for each of the Investment Funds;

               (b) Amount Invested. The Administrative Committee next shall determine the amount of (i) each Participant’s Account that was deemed invested in each Investment Fund as of the immediately preceding Valuation Date; minus (ii) the amount of any distributions debited from the amount determined in clause (i) since the immediately preceding Valuation Date;

               (c) Determination of Amount. The Administrative Committee shall then apply the rate of return for each Investment Fund for such Valuation Date (as determined in subsection (a) hereof) to the amount of the Participant’s Account deemed invested in such Investment Fund for such Valuation Date (as determined in subsection (b) hereof), and the total amount of earnings and/or losses resulting therefrom shall be credited to such Participant’s Account as of the applicable Valuation Date.

     3.6 Value of Account.

               The value of a Participant’s Account as of any date shall be equal to the aggregate value of all contributions and all investment earnings deemed credited to his Account as of such date, determined in accordance with this Article III.

     3.7 Vesting.

               (a) Time of Vesting. A Participant shall become vested in his Account and the earnings credited with respect thereto in accordance with the following schedule:

Years of Service	Vested Percentage

Less than 1 Year of Service	0%
1 Year, but less than 2	20%
2 Years, but less than 3	40%
3 Years, but less than 4	60%
4 Years, but less than 5	80%
5 or more Years of Service	100%

               (b) Change in Control. If a Change in Control occurs with respect to the Controlling Company or an Affiliate that is an employer of a Participant, the Participant shall be immediately 100 percent vested in his Account and the earnings credited with respect thereto as of the date of such Change in Control. Any Supplemental or Discretionary Contributions credited to the Participant’s Account and any earnings credited with respect thereto after the date of a Change in Control shall continue to vest in accordance with the vesting schedule set forth in subsection (a) hereof.

               (c) Job Abolishment. If a Participant’s employment is terminated as a result of a job abolishment, the Participant shall be immediately 100 percent vested in his Account and the earnings credited with respect thereto.

               (d) Forfeiture. For all periods prior to the date a Participant becomes fully vested in his Account, the nonvested portion of such Account shall remain forfeitable.

     3.8 Notice to Participants of Account Balances.

               At least once for each Plan Year, the Administrative Committee shall cause a written statement of a Participant’s Account balance to be distributed to the Participant.

     3.9 Good Faith Valuation Binding.

               In determining the value of the Accounts, the Administrative Committee shall exercise its best judgment, and all such determinations of value (in the absence of bad faith) shall be binding upon all Participants and their Beneficiaries.

     3.10 Errors and Omissions in Accounts.

               If an error or omission is discovered in the Account of a Participant, the Administrative Committee, in its sole discretion, shall cause appropriate, equitable adjustments to be made as soon as administratively practicable following the discovery of such error or omission.

ARTICLE IV
INVESTMENT FUNDS

     4.1 Selection by Administrative Committee.

               From time to time, the Administrative Committee shall select two or more Investment Funds for purposes of determining the rate of return on amounts deemed invested in accordance with the terms of the Plan; provided, an Investment Fund that is deemed invested primarily in equity securities of the Controlling Company shall not be a permitted investment. The Administrative Committee may change, add or remove Investment Funds on a prospective basis at any time and in any manner it deems appropriate.

     4.2 Participant Direction of Deemed Investments.

               Each Participant generally may direct the manner in which his Account shall be deemed invested in and among the Investment Funds. Any Participant investment directions permitted hereunder shall be made in accordance with the following terms:

               (a) Nature of Participant Direction. The selection of Investment Funds by a Participant shall be for the sole purpose of determining the rate of return to be credited to his Account, and shall not be treated or interpreted in any manner whatsoever as a requirement or direction to actually invest assets in any Investment Fund or any other investment media. The Plan, as an unfunded, nonqualified deferred compensation plan, at no time shall have any actual investment of assets relative to the benefits or Accounts hereunder.

               (b) Investment of Contributions. Each Participant may make an Investment Election prescribing the percentage of the future contributions that shall be deemed invested in each Investment Fund. An initial Investment Election of a Participant shall be made as of the date the Participant commences participation in the Plan and shall apply to all contributions credited to such Participant’s Account after such date. Such Participant may make subsequent Investment Elections as of any business day, and each such election shall apply to all such specified contributions credited to such Participant’s Account after the Administrative Committee (or its designee) has a reasonable opportunity to process such election pursuant to such procedures as the Administrative Committee may determine from time-to-time. Any Investment Election made pursuant to this subsection with respect to future contributions shall remain effective until changed by the Participant.

               (c) Investment of Existing Account Balances. Each Participant may make an Investment Election prescribing the percentage of his existing Account balance that shall be deemed invested in each Investment Fund. Such Participant may make such Investment Elections as of any business day, and each such election shall be effective after the Administrative Committee (or its designee) has a reasonable opportunity to process such election. Each such election shall remain in effect until changed by such Participant.

               (d) Administrative Committee Discretion. The Administrative Committee shall have complete discretion to adopt and revise procedures to be followed in making such Investment Elections. Such procedures may include, but are not limited to, the process of making elections, the permitted frequency of making elections, the incremental size of elections, the deadline for making elections, the effective date of such elections and whether and the extent to which to charge any Participant’s Account an administrative fee for making such Investment Elections. Any procedures adopted by the Administrative Committee that are inconsistent with the deadlines or procedures specified in this Section shall supersede such provisions of this Section without the necessity of a Plan amendment.

ARTICLE V
PAYMENT OF ACCOUNT BALANCES

     5.1 Benefit Payments Upon Termination of Service for Reasons Other Than Death.

               In accordance with the terms of Section 5.2, if a Participant terminates his employment with the Company and all of its Affiliates for any reason other than death, he (or his Beneficiary, if he dies after such termination of employment but before distribution of his Account) shall be entitled to receive or begin receiving a distribution of the total of (i) the entire vested amount credited to his Account, determined as of the Valuation Date on which such distribution is processed; plus (ii) the vested amount of Supplemental and Discretionary Contributions made since such Valuation Date. For purposes of this subsection, the “Valuation Date on which such distribution is processed” refers to the Valuation Date established for such purpose by administrative practice, even if actual payment is made or commenced at a later date due to delays in valuation, administration or any other procedure.

     5.2 Timing of Distribution.

               (a) General Rule. Except as provided in subsection (b) hereof, the vested benefit payable to a Participant under Section 5.1 shall be distributed as soon as administratively feasible after the date the Participant terminates his employment with the Company and all of its Affiliates for any reason other than death.

               (b) Election to Delay Benefit Commencement Date. A Participant may elect to delay his benefit commencement date for any benefit payable under Section 5.1 until any date occurring on or before the 5-year anniversary of the date his employment with the Company and all of its Affiliates terminates; provided, the Participant shall make such election in writing at least 6 months before the date such Participant’s employment terminates.

     5.3 Form of Distribution.

               (a) Single-Sum Payment. Except as provided in subsection (b) hereof, the benefit payable to a Participant under Section 5.1 shall be distributed in the form of a single-sum payment.

               (b) Annual Installments. A Participant may elect in writing, with respect to the benefit payable under Section 5.1, to have such benefit paid in the form of annual installment payments; provided, the Participant shall make such election at least 6 months prior to the date his benefit is scheduled to commence. The following terms and conditions shall apply to installment payments made under the Plan:

(1) Length of Installment Payments. The installment payments shall be made in substantially equal annual installments (adjusted for investment earnings between payments in the manner described in Section 3.5) over any period not in excess of 10 years. The initial value of the obligation for the installment payments shall be equal to the amount of the Participant’s Account balance calculated in accordance with the terms of Section 5.1.

(2) Payments Following Death. If a Participant dies after payment of his benefit from the Plan has begun, but before his entire benefit has been distributed, the remaining amount of his Account balance shall be distributed to the Participant’s designated Beneficiary in the form of a single-sum payment.

     5.4 Form of Assets.

               All distributions shall be made in the form of cash.

     5.5 Death Benefits.

               If a Participant dies before payment of his benefit from the Plan is made or commenced, the Beneficiary or Beneficiaries designated by such Participant in his latest beneficiary designation form filed with the Administrative Committee shall be entitled to receive a distribution of the total of (i) the entire vested amount credited to such Participant’s Account, determined as of the Valuation Date on which such distribution is processed; plus (ii) the vested amount of Supplemental and Discretionary Contributions made since such Valuation Date. For purposes of this Section, the “Valuation Date on which such distribution is processed” refers to the Valuation Date established for such purpose by administrative practice, even if actual payment is made or commenced at a later date due to delays in valuation, administration or any other procedure. The benefit shall be distributed to such Beneficiary or Beneficiaries, as soon as administratively feasible after the date of the Participant’s death, in the form of a single-sum payment in cash.

     5.6 Withdrawals.

               (a) Hardship Withdrawals. Upon receipt of (i) an application for a hardship withdrawal from a Participant who has not yet received a distribution of his entire Account and (ii) the Administrative Committee’s decision, made in its sole discretion, that a Participant has suffered a Financial Hardship, the Administrative Committee shall cause the Company to pay a distribution to such Participant. Such distribution shall be paid in a single-sum payment in cash, as soon as administratively feasible after the Administrative Committee determines that the Participant has incurred a Financial Hardship. The amount of such single-sum payment shall be limited to the vested amount of the Participant’s Account that is reasonably necessary to meet the Participant’s requirements resulting from the Financial Hardship. The amount of such distribution shall reduce the Participant’s Account balance as provided in Section 3.4.

               (b) Withdrawals with Forfeiture. Notwithstanding any other provision of this Article V to the contrary, a Participant may elect, at any time prior to the distribution of his entire Account, to withdraw a portion of the total of (i) the remaining vested amount credited to his Account, determined as of the Valuation Date on which such distribution is processed; plus (ii) the vested amount of Supplemental and Discretionary Contributions made since such Valuation Date. Such distribution shall be made in the form of a single-sum payment in cash, as soon as administratively feasible after the date of the Participant’s election under this subsection (b). At the time such distribution is made, an amount equal to 15% of the amount distributed shall be permanently and irrevocably forfeited (and, if the distribution request is more than 85% of such Participant’s Account, the forfeiture amount shall be deducted from his distribution amount to the extent there otherwise shall be an insufficient remaining Account balance from which to deduct this forfeiture).

     5.7 Beneficiary Designation.

               (a) General. Participants shall designate and from time to time may redesignate their Beneficiaries in such form and manner as the Administrative Committee may determine.

               (b) No Designation or Designee Dead or Missing. In the event that:

(1) A Participant dies without designating a Beneficiary;

(2) The Beneficiary designated by a Participant is not surviving when a payment is to be made to such person under the Plan, and no contingent Beneficiary has been designated; or

(3) The Beneficiary designated by a Participant cannot be located by the Administrative Committee within 1 year from the date benefits are to be paid to such person;

then, in any of such events, the Beneficiary of such Participant with respect to any benefits that remain payable under the Plan shall be the Participant’s Surviving Spouse, if any, and if not, the estate of the Participant.

     5.8 Taxes.

               If the whole or any part of any Participant’s or Beneficiary’s benefit hereunder shall become subject to any estate, inheritance, income, employment or other tax which the Company shall be required to pay or withhold, the Company shall have the full power and authority to withhold and pay such tax out of any monies or other property that the Company holds for the account of the Participant or Beneficiary whose interests hereunder are so affected (including, without limitation, by reducing and offsetting the Participant’s or Beneficiary’s Account balance). Prior to making any payment, the Company may require such releases or other documents from any lawful taxing authority as it shall deem necessary.

     5.9 Offset of Benefit by Amounts Owed to the Company.

               Notwithstanding anything in the Plan to the contrary, the Administrative Committee may, in its sole discretion, offset any payment or payments of benefits to a Participant under the Plan by any amount owed by such Participant to the Company or any of its Affiliates.

ARTICLE VI
CLAIMS

     6.1 Initial Claim.

               (a) Rights. If a Participant or Beneficiary has any grievance, complaint or claim concerning any aspect of the operation or administration of the Plan, including but not limited to claims for benefits, the Participant shall submit the claim in accordance with the procedures set forth in this Section. All such claims must be submitted within the “applicable limitations period.” The “applicable limitations period” shall be 2 years, beginning on (i) in the case of any lump-sum payment, the date on which the payment was made, (ii) in the case of a periodic payment, the date of the first in the series of payments, or (iii) for all other claims, the date on which the claim was incurred.

               (b) Procedure. Claims for benefits under the Plan may be filed in writing with the Administrative Committee on forms or in such other written documents as the Administrative Committee may prescribe. The Administrative Committee shall furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed; provided, if special circumstances require an extension of time for processing the claim, the Administrative Committee shall furnish written notice of the extension to the claimant prior to the end of the initial 90-day period, and such extension shall not exceed one additional, consecutive 90-day period. In the event the claim is denied, the notice of the disposition of the claim shall provide the specific reasons for the denial, citations of the pertinent provisions of the Plan, an explanation as to how the claimant can perfect the claim and/or submit the claim for review (where appropriate), and a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse determination on review.

     6.2 Appeal.

               Any Participant or Beneficiary who has been denied a benefit shall be entitled, upon request to the Controlling Company, to appeal the denial of his claim. The claimant (or his duly authorized representative) may review pertinent documents related to the Plan and in the Controlling Company’s possession in order to prepare the appeal. The request for review, together with a written statement of the claimant’s position, must be filed with the Controlling Company no later than 60 days after receipt of the written notification of denial of a claim provided for in subsection (b). The Controlling Company’s decision shall be made within 60 days following the filing of the request for review and shall be communicated in writing to the claimant; provided, if special circumstances require an extension of time for processing the appeal, the Controlling Company shall furnish written notice of the extension to the claimant prior to the end of the initial 60-day period, and such extension shall not exceed one additional 60-day period. If unfavorable, the notice of the decision shall explain the reasons for denial, indicate the provisions of the Plan or other documents used to arrive at the decision and state the claimant’s right to bring a civil action under ERISA Section 502(a). Upon denial of an appeal pursuant to this subsection, a Participant shall have 90 days within which to bring suit against the Plan for any claim related to such denied appeal; any such suit initiated after such 90-day period shall be precluded.

     6.3 Satisfaction of Claims.

               Any payment to a Participant or Beneficiary shall to the extent thereof be in full satisfaction of all claims hereunder against the Administrative Committee and the Company, any of whom may require such Participant or Beneficiary, as a condition to such payment, to execute a receipt and release therefor in such form as shall be determined by the Administrative Committee or the Company. If receipt and release is required but the Participant or Beneficiary (as applicable) does not provide such receipt and release in a timely enough manner to permit a timely distribution in accordance with the general timing of distribution provisions in the Plan, the payment of any affected distribution may be delayed until the Administrative Committee or the Company receive a proper receipt and release.

ARTICLE VII
SOURCE OF FUNDS; TRUST

     7.1 Source of Funds.

               Except as provided in this Section and Section 7.2, the Company shall provide the benefits described in the Plan from the general assets of the Company. In any event, the Company ultimately shall have the obligation to pay all benefits due to Participants and Beneficiaries under the Plan. The Company may, but shall not be required to, establish a Trust and may pay over funds from time to time to such Trust (as described in Section 7.2), and, to the extent that funds in such Trust allocable to the benefits payable under the Plan are sufficient, the Trust assets shall be used to pay benefits under the Plan. If such Trust assets are not sufficient to pay all benefits due under the Plan, then the Company shall have the obligation, and the Participant or Beneficiary, who is due such benefits, shall look to the Company to provide such benefits.

     7.2 Trust.

               The Company may transfer all or any portion of the funds necessary to fund benefits accrued hereunder to the Trustee to be held and administered by the Trustee pursuant to the terms of the Trust Agreement. To the extent provided in the Trust Agreement, each transfer into the Trust Fund shall be irrevocable as long as the Company has any liability or obligations under the Plan to pay benefits, such that the Trust property is in no way subject to use by the Company; provided, it is the intent of the Company that the assets held by the Trust are and shall remain at all times subject to the claims of the general creditors of the Company. No Participant or Beneficiary shall have any interest in the assets held by the Trust or in the general assets of the Company other than as a general, unsecured creditor. Accordingly, the Company shall not grant a security interest in the assets held by the Trust in favor of the Participants, Beneficiaries or any creditor.

ARTICLE VIII
RIGHTS AND DUTIES UNDER THE PLAN

     8.1 Controlling Company Action.

               The Controlling Company, as plan sponsor of the Plan, shall have all the rights, authority and duties specified hereunder. Unless and until the Board of Directors of the Controlling Company appoints any other or additional person(s) to act on behalf of the Controlling Company with regard to any or all of the items specifically reserved for, or to be directed by, the Controlling Company under the Plan, the Chief Executive Officer of the Controlling Company with the approval of the Compensation Committee is hereby authorized and directed to act on behalf of the Controlling Company or the Company. Notwithstanding the foregoing, if any decision or action could impact or affect solely the benefits or rights under the Plan (if any) of the Chief Executive Officer of the Controlling Company, then the Chief Executive Officer of the Controlling Company shall not participate in such decision and the Compensation Committee alone shall make such decision; provided, if a member of the Compensation Committee is a Participant or Beneficiary, he shall not participate in any decision which solely affects his own benefit under the Plan.

     8.2 Administrative Committee Organization and Action.

               Action of the Administrative Committee may be taken with or without a meeting of committee members; provided, action shall be taken only upon the vote or other affirmative expression of a majority of the committee members qualified to vote with respect to such action. If a member of the committee is a Participant or Beneficiary, he shall not participate in any decision which solely affects his own benefit under the Plan. For purposes of administering the Plan, the Administrative Committee shall choose a secretary who shall keep minutes of the committee’s proceedings and all records and documents pertaining to the administration of the Plan. The secretary may execute any certificate or any other written direction on behalf of the Administrative Committee.

     8.3 Rights and Duties.

               The Administrative Committee shall administer the Plan and shall have all powers necessary to accomplish that purpose, including (but not limited to) the following:

               (a) To construe, interpret and administer the Plan;

               (b) To make determinations required by the Plan, and to maintain records regarding Participants’ and Beneficiaries’ benefits hereunder;

               (c) To compute and certify to the Company the amount and kinds of benefits payable to Participants and Beneficiaries, and to determine the time and manner in which such benefits are to be paid;

               (d) To authorize all disbursements by the Company pursuant to the Plan;

               (e) To maintain all the necessary records of the administration of the Plan;

               (f) To make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof;

               (g) To delegate to other individuals or entities from time to time the performance of any of its duties or responsibilities hereunder;

               (h) To appoint a Trustee hereunder; and

               (i) To hire agents, accountants, actuaries, consultants and legal counsel to assist in operating and administering the Plan. The Administrative Committee shall have the exclusive right to construe and interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits, and its decisions on such matters shall be final and conclusive on all parties.

     8.4 Compensation, Indemnity and Liability.

               The Administrative Committee and its members shall serve as such without bond and without compensation for services hereunder. All expenses of the Administrative Committee shall be paid by the Company. No member of the committee shall be liable for any act or omission of any other member of the committee, or for any act or omission on his own part, excepting his own willful misconduct. The Company shall indemnify and hold harmless the Administrative Committee and each member thereof against any and all expenses and liabilities, including reasonable legal fees and expenses, arising out of his membership on the committee, excepting only expenses and liabilities arising out of his own willful misconduct.

ARTICLE IX
AMENDMENT AND TERMINATION

     9.1 Amendments.

               The Administrative Committee shall have the right, in its sole discretion, to amend the Plan in whole or in part at any time and from time to time; provided, any amendment that may result in significantly increased expenses under the Plan must be approved by the Controlling Company. Any amendment shall be in writing and executed by a duly authorized officer of the Controlling Company. An amendment to the Plan may modify its terms in any respect whatsoever, and may include, without limitation, a permanent or temporary freezing of the Plan such that the Plan shall remain in effect with respect to existing Account balances without permitting any new contributions; provided, no such action may reduce the amount already credited to a Participant’s Account without the affected Participant’s written consent. All Participants and Beneficiaries shall be bound by such amendment.

     9.2 Termination of Plan.

               The Controlling Company expects to continue the Plan but reserves the right to discontinue and terminate the Plan at any time, for any reason. Any action to terminate the Plan shall be taken by the Board in the form of a written Plan amendment executed by a duly authorized officer of the Controlling Company. If the Plan is terminated, each Participant shall become 100 percent vested in his Account which shall be distributed in a single-sum as soon as practicable after the date the Plan is terminated. The amount of any such distribution shall be determined as of the Valuation Date such termination distribution is to be processed. Such termination shall be binding on all Participants and Beneficiaries.

ARTICLE X
MISCELLANEOUS

     10.1 Taxation.

               It is the intention of the Controlling Company that the benefits payable hereunder shall not be deductible by the Company or taxable for federal income tax purposes to Participants or Beneficiaries until such benefits are paid by the Company, or the Trust, as the case may be, to such Participants or Beneficiaries. For purposes of the Federal Insurance Contributions Act (“FICA”), each Participant shall be taxed on contributions and investment earnings attributable thereto based on the year in which occurs the later of (i) the date that the contributions are credited to the Participant’s Accounts; and (ii) the date that the contributions become vested. When benefits are paid hereunder, it is the intention of the Controlling Company that they shall be deductible by the Company under Code Section 162.

     10.2 No Employment Contract.

               Nothing herein contained is intended to be nor shall be construed as constituting a contract or other arrangement between the Company and any Participant to the effect that the Participant shall be employed by the Company for any specific period of time.

     10.3 Headings.

               The headings of the various articles and sections in the Plan are solely for convenience and may not be relied upon in construing any provisions hereof. Any reference to a section refers to a section of the Plan unless specified otherwise.

     10.4 Gender and Number.

               Use of any gender in the Plan shall be deemed to include all genders when appropriate, and use of the singular number shall be deemed to include the plural when appropriate, and vice versa in each instance.

     10.5 Assignment of Benefits.

               The right of a Participant or his Beneficiary to receive payments under the Plan may not be anticipated, alienated, sold, assigned, transferred, pledged, encumbered, attached or garnished by creditors of such Participant or Beneficiary, except by will or by the laws of descent and distribution and then only to the extent permitted under the terms of the Plan.

     10.6 Legally Incompetent.

               The Administrative Committee, in its sole discretion, may direct that payment be made to an incompetent or disabled person, whether because of minority or mental or physical disability, to the guardian of such person or to the person having custody of such person, without further liability on the part of the Company for the amount of such payment to the person on whose account such payment is made.

     10.7 Governing Law.

               The Plan shall be construed, administered and governed in all respects in accordance with applicable federal law (including ERISA) and, to the extent not preempted by federal law, in accordance with the laws of the State of Texas. If any provisions of this instrument are held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

     10.8 Exclusive Benefit.

               The benefits payable hereunder shall be the exclusive benefit payable to any Participant under the Plan.

     IN WITNESS WHEREOF, the Controlling Company has caused the Plan to be executed by its duly authorized officer on the 21st day of January, 2004.

CASH AMERICA INTERNATIONAL, INC.

By:	/s/ ROBERT D. BROCKMAN

Robert D. Brockman
Executive Vice President